Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TTM Technologies, Inc. of our report dated 23 December 2009 relating to the financial statements of the Printed Circuit Board Business of Meadville Holdings Limited, which appears in TTM Technologies, Inc.’s Proxy Statement/Prospectus dated 10 February 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong
12 March 2010